UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: August 21, 2012

(Date of earliest event reported)

MusclePharm Corporation
(Exact name of registrant as specified in its charter)

NEVADA (State or other jurisdiction	000-53166 (Commission File Number)	77-0664193 (IRS Employer Identification No.)
of incorporation)

4721 Ironton Street, Building A
Denver, Colorado 80239
(Address of principal executive offices) (Zip Code)

(303) 396-6100

(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On August 21, 2012, MusclePharm Corporation (the “Registrant”) entered into separate indemnification agreements (the “Indemnification Agreement”), in the form attached hereto as Exhibit 10.1, with each of its current directors and certain officers, including the named executive officers, namely Brad J. Pyatt, Donald W. Prosser, Gordon G. Burr, Mark E. Groussman, John H. Bluher, Cory J. Gregory, Jeremy R. DeLuca, Lawrence S. Meer and Lewis Gary Davis. The Registrant’s Board of Directors previously approved the form of Indemnification Agreement that was entered into with each of these individuals.

The Indemnification Agreement generally provides that the Registrant will, to the fullest extent permitted by applicable law, indemnify each indemnitee in accordance with and subject to the terms of the Indemnification Agreement. In addition, the Indemnification Agreement provides for the advancement of expenses incurred by the indemnitee in connection with any covered proceeding to the fullest extent permitted by applicable law. The rights provided by the Indemnification Agreement are in addition to any other rights to indemnification or advancement of expenses to which the indemnitee may be entitled under applicable law, the Registrant’s articles of incorporation or bylaws, or otherwise.

The foregoing description of the Indemnification Agreement is qualified in its entirety by reference to the full text of the form of Indemnification Agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits:

The following exhibit is filed with this Current Report on Form 8-K:

	Exhibit No.	Description
	10.1	Form of Indemnification Agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MUSCLEPHARM CORPORATION

	By:	/s/ Brad J. Pyatt
	Name:	Brad J. Pyatt
Date: August 27, 2012	Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Form of Indemnification Agreement